Henry R. Mandell, CEO
Spatializer Audio Laboratories, Inc.
408-453-4180 ext. 201
investor@spatializer.com

For Release (2:00 p.m.) Eastern June 11, 2004:

Spatializer Audio Laboratories Inc. Holds
Annual Stockholders Meeting Today With Focus on the Impact of the Convergence
of Multimedia Entertainment with Traditional Applications in the PC and
Cellular Handset Markets

WESTLAKE VILLAGE, Calif., June 11, 2004 — Spatializer Audio Laboratories Inc. (OTC BB: SPAZ) held its annual stockholders’ meeting at its executive offices in Westlake Village, California. At the formal portion of the meeting, stockholders re-elected James G. Pace as a director to serve until 2007 and Gilbert N. Segel as a director to serve until 2006. In remembrance of President Ronald Wilson Reagan, a moment of silence was observed. After the formal meeting was adjourned, Spatializer Chairman and CEO Henry R. Mandell reviewed the past year’s performance and outlined the challenges, expectations and opportunities for the coming year.

Spatializer revenues for the twelve months ended December 31, 2003 were $1,269,000, compared to $1,856,000 in the prior year. Net loss for the year ended December 31, 2003 was ($495,000), or ($0.01) per share, compared to net income of $18,000, or $0.00 per share in the prior year.

The decrease in revenues was attributed primarily to the loss or reduction at three key accounts which generated in excess of 20% of total revenue each, partially offset by revenue from a new account. The first lost account was in the PC market, where the customer completed its migration to a new operating system in which it chose not to include any software audio enhancements. The other two accounts were in the DVD player market, where a lower cost solution, or no solutions were selected for low cost, high volume DVD players.

“These operating results were unsatisfactory”, stated Mr. Mandell. “We have responded to these results by completing a streamlining of our operations in the fourth quarter of 2003 that has resulted in a 25% reduction in our cost of doing business. This streamlining included a comprehensive overhaul of our domestic and international sales organization and the relocation of our corporate office to lower cost facilities. We have begun the transition to new markets for Spatializer such as PCs and cell phones with the announced InterVideo WinDVD(TM), Vodafone(TM) and au(TM) deals. We introduced Spatializer ((environ))(TM) and the Spatializer Ultra HD(TM) Series to specifically attack these new markets with optimized and targeted whole product solutions.”

Henry R. Mandell told the company’s shareholders that the company was in a transition period away from dependence on DVD player-based revenues toward revenues driven by the convergence of entertainment, multimedia content and traditional applications, particularly in the PC and cellular handset markets. Mandell summarized the Companies’ technology thesis as follows, “ The convergence of multimedia entertainment with traditional utilitarian applications is placing new demands on the capabilities of PCs and cellular handsets. Today, the PC is at the nexus of this convergence. Today, smart phones are viewed as not just a communication device, but a delivery vehicle for rich, high quality, interactive entertainment. Cell phone executives preach the need for high quality content and high quality audio is equated to high quality content. High quality content will drive 3G penetration and the revenue from high quality content is going to be necessary to support the expensive infrastructure that these systems require.”

Mandell continued, “ The problem is that PCs and cell phones were originally designed as business or communication tools, not as entertainment devices. They are not designed to deliver the kind of high quality audio that consumers now demand. That’s where Spatializer comes in. We help bridge the performance gap caused by this convergence, with a wide array of products and solutions.”

In reviewing the environment in 2004, Mr. Mandell noted that the industry faces both difficult and opportune market dynamics. Intense pressure to reduce costs remains relentless, limiting the adoption of new features. Opportunities in the Company’s historically strong DVD player market are few. Erosion may outpace gains through the year. Competition is fierce for new design wins overall. However, interest in high quality audio is very high in the PC and cell phone markets. There is a clear need for enhancement, as well as a desire for it. As such, growth is possible from these product platforms that are experiencing convergence.

To further penetrate these markets in 2004, Mr. Mandell outlined four key objectives. “Success in technology acceptance is dependent upon harnessing network effects....the creation of new alliances for mutual benefit that creates a “force-multiplier” power. To that end, we have enhanced and continue to seek to further enhance our world-wide distribution capability. Second, we are both invigorating some of our existing relationships and seeking to build new relationships with equipment manufacturers, chip makers and system operators in the targeted PC and cell phone markets. Third, we are refining our business and licensing models to encourage wide-spread adoption of our technologies on sensible licensing terms. Lastly, we have focused our R&D on developing new products that can help support the completion of convergence.”

In conclusion, Mr. Mandell noted, “ We’re in a difficult business environment and combined with the disruption innately caused by transitioning from a familiar market segment to new segments, the task is challenging indeed. However, the transition is well underway, with three announced deals completed and more in the pipeline. Convergence is driving the demand for and interest in high quality audio, where our value proposition is very resonant. If we are successful in continuing to convert this interest into desire and into action, we will be in a very strong position in terms of revenue and profitability in the future.”

About Spatializer

Spatializer Audio Laboratories Inc. is a leading developer, licensor and marketer of next-generation technologies for the consumer electronics, computing and entertainment industries. The company’s advanced audio technology is incorporated into consumer electronics audio and video products from global brand leaders including Toshiba, Samsung and Sharp, among others. Spatializer stock is traded on the OTC Bulletin Board under the symbol: SPAZ. The company is headquartered in San Jose, CA, with executive offices in Westlake Village, CA and representative offices throughout Japan and in Korea. Further information may be obtained from the company’s web site, www.spatializer.com, Spatializer’s SEC filings, and by contacting the company’s Investor Relations Department at 408-453-4180 or by writing to investor@spatializer.com.

Safe Harbor Act Statement Under the Private Securities Litigation Reform Act of 1995: Certain information in this background news release, including the comments by Mr. Mandell in this press release are forward looking statements that are based on management’s belief, as well as assumptions made by, and information currently available to management. While the company believes that its expectations are based upon reasonable assumptions, there can be no assurances that the company’s financial goals will be realized. Numerous uncertainties and risk factors may affect the company’s actual results and may cause results to differ materially from those expressed in forward-looking statements made by or on behalf of the company. These uncertainties and risk factors include, but are not limited to the continued need for additional capital, dependence on new technology and intellectual property, dependence on the PC and consumer electronics industries, dependence on product shipments of third-party licensees, dependence on third-party technology integrators or chip suppliers, competition and pricing pressures, and other risks detailed from time to time in the company’s periodic reports filed with the Securities and Exchange Commission.

NOTE: Desper Products Inc. is a wholly owned subsidiary of Spatializer Audio Laboratories Inc. Spatializer® is a registered trademark and Spatializer ((environ))(TM) and Spatializer Ultra HD(TM) are trademarks of Desper Products Inc. All other trademarks are the property of their respective owners.

Copyright © 2004 Spatializer Audio Laboratories, Inc.